[Letterhead of Stark Winter Schenkein & Co., LLP]


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form SB-2 of our report dated December 14, 2004, relating to the financial statements of Proguard Acquisition Corp. as of June 30, 2004 and the period from inception (June 8, 2004) to June 30, 2004, and the reference to our firm as experts in the Registration Statement.


Stark Winter Schenkein & Co, LLP
Certified Public Accountants

July 15, 2005
Denver, Colorado